Exhibit 10.1

FORM OF

CHANGE IN CONTROL AGREEMENT

CHANGE IN CONTROL AGREEMENT (this “Agreement”) made as of this 19th day of May 2011 by and between SOMERSET HILLS BANK, a New Jersey state bank with its principal place of business located 155 Morristown Rd, Bernardsville, NJ 07924-2606 (the “Bank), Somerset Hills Bancorp, Inc. a New Jersey corporation with its principal place of business located at 155 Morristown Rd., Bernardsville, NJ 07924-2606 (the “Company”) (the Bank and the Company collectively, "Employer"), and __________, an individual residing at ____________________ ("Executive").

W I T N E S S E T H:

WHEREAS, Executive is a valued employee of the Bank;

WHEREAS, Employer wishes to ensure that it will continue to get Executive’s undivided effort and attention;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.                  Change in Control.

(a)                   Upon the occurrence of a Change in Control (as herein defined), Executive shall become entitled to receive the payments (the "Payments") provided for under paragraph (c) hereof.

(b)                    A "Change in Control" shall mean:

(1)                  a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or any similar transaction, in any case in which the shareholders of the Company prior to such transaction hold less than a majority of the voting power of the resulting entity; or

3

(2)                   individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof.

For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

(c)                  In the event the conditions of Section (a) above are satisfied, and Executive remains employed by the Company or the Bank through the consummation of such Change in Control (the “Consummation Date”), Executive shall be entitled to receive a payment equal to one and one-half times (1-1/2) the sum of (i) the highest annual salary assigned to Executive by the Bank’s Board or a duly assigned committee thereof during the twenty four months prior to the Consummation Date (as defined below) plus (ii) the highest annual bonus paid to or accrued for Executive over the twenty four months prior to the Consummation Date. The payment shall be made to Executive, in a single lump sum payment, within ten (10) days after the Consummation Date

2.                  No Guaranty of Employment. Nothing in this Agreement shall be construed as guarantying the employment of the Executive. Executive shall remain an “employee at will” of Employer at all time during the term of this Agreement.

3.                  Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, (i) by registered or certified U.S. mail, return receipt requested, (ii) by hand, (iii) by overnight courier or (iv) by telecopier addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

In the case of Executive, to the address set forth on the first page hereof or

4

to such other address as Executive shall provide in writing to the Employer for the provision of notices hereunder.

In the case of Employer, to the address set forth on the first page hereof with a copy to:

Windels Marx Lane & Mittendorf, LLP

120 Albany Street Plaza, 6th Floor

New Brunswick, New Jersey 08901

Telecopier No. (732) 846-8877

Attention: Robert A. Schwartz

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service or (iv) on the date telecopied.

4.                  Term. Unless extended by mutual agreement, this Agreement shall have a term of three years from the date hereof; provided, however, that in the event the term of this Agreement would terminate at any time after the Employer has engaged in substantive negotiations regarding a transaction which would lead to a Change in Control, this Agreement shall continue to remain in full force in effect until the earlier to occur of (i) the effectuation of the Change in Control or (ii) the termination of the negotiations for the proposed transaction which would have resulted in the Change in Control; further provided, however, that unless either party shall give written notice of its intention not to renew this Agreement at least one hundred and eighty (180) days prior to the end of the term of this Agreement (as it may be extended), this Agreement shall renew for an additional one (1) year term upon the conclusion of each term.

5.                  Non-Solicitation. The Executive agrees that for a period of six (6) months following the Consummation Date, he will not directly or indirectly solicit, cause any other person to solicit, or assist any other person with soliciting any customer, depositor or borrower of Bank, or any potential customer, depositor or borrower of Bank contacted

5

by Bank prior to his termination, to become a customer, depositor or borrower of another financial institution. Executive further agrees that for a period of six (6) months following the Consummation Date, he will not directly or indirectly participate in the solicitation or hiring of any employee, consultant or agent of the Bank or the Company or induce such party to cease their employment with the Bank or the Company or their successors or to accept employment or a consulting or agency position with any other person or entity.

6.                  Assignability. The services of the Executive hereunder are personal in nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned, whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and other legal representatives.

7.                  Waiver. The waiver by Employer or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

8.                  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflict of laws.

9.                  Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

10.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

11.               Amendment. This Agreement may be modified or amended only by an amendment in writing signed by both parties.

12.               Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or

6

render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

13.                  Section Headings. The headings contained in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

ATTEST:	SOMERSET HILLS BANK

__________________________	By:_________________________________
Stewart E. McClure Jr.
President, CEO and COO

ATTEST:	SOMERSET HILLS BANCORP, INC.

___________________________	By:_________________________________
Stewart E. McClure Jr.
President, CEO and COO

WITNESS:	EXECUTIVE :

______________________	_____________________________

7